Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the foregoing Registration Statement on Form S-1 of our report dated August 15, 2008 relating to the balance sheets of Balqon Corporation as of December 31, 2007 and 2006, and the related statements of operations, changes in shareholder’s  equity (deficiency), and cash flows for the years then ended.  We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WEINBERG & COMPANY, P.A.
Los Angeles, California December 23, 2008